                                                                 EXHIBIT d(1)(b)


                                 AMENDMENT NO. 1
                      MASTER INVESTMENT ADVISORY AGREEMENT


         The Master Investment Advisory Agreement (the "Agreement"), dated
              , 2003, by and between AIM International Mutual Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation, is hereby amended as follows:

                              W I T N E S S E T H :

         WHEREAS, the parties desire to amend the Agreement to add the following portfolios: INVESCO International Core Equity Fund and INVESCO European Fund.

         NOW, THEREFORE, the parties agree as follows;

         1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:


                                   "SCHEDULE A
                            FUNDS AND EFFECTIVE DATES

         NAME OF FUND                       EFFECTIVE DATE OF ADVISORY AGREEMENT
         ------------                       ------------------------------------

AIM Asia Pacific Growth Fund                        [             , 2003]

AIM European Growth Fund                            [             , 2003]

AIM Global Aggressive Growth Fund                   [             , 2003]

AIM Global Growth Fund                              [             , 2003]

AIM International Growth Fund                       [             , 2003]

INVESCO European Fund                               [             , 2003]

INVESCO International Core Equity Fund              [             , 2003]

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM ASIA PACIFIC GROWTH FUND
                            AIM EUROPEAN GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million...................................................   0.95%
Over $500 million....................................................   0.90%

                        AIM GLOBAL AGGRESSIVE GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion.....................................................   0.90
Over $1 billion......................................................   0.85%

                             AIM GLOBAL GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion.....................................................   0.85%
Over $1 billion......................................................   0.80%

                          AIM INTERNATIONAL GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion.....................................................   0.95%
Over $1 billion......................................................   0.90%

                     INVESCO INTERNATIONAL CORE EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million...................................................   0.75%
Next $500 million....................................................   0.65%
From $1 billion......................................................   0.55%
From $2 billion......................................................   0.45%
From $4 billion......................................................   0.40%
From $6 billion......................................................   0.375%
From $8 billion......................................................   0.35%

                              INVESCO EUROPEAN FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million...................................................   0.75%
Next $350 million....................................................   0.65%
From $700 million....................................................   0.55%
From $2 billion......................................................   0.45%
From $4 billion......................................................   0.40%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                               AIM INTERNATIONAL MUTUAL FUNDS


Attest:                                        By:
       ------------------------------             ------------------------------
            Assistant Secretary                      Robert H. Graham
                                                     President


(SEAL)


                                               A I M ADVISORS, INC.


Attest:                                        By:
       ------------------------------             ------------------------------
           Assistant Secretary                       Mark H. Williamson
                                                     President


(SEAL)